Exhibit 4.1

EXECUTION COPY

INDENTURE

Dated as of February 10, 2014

Between

MICRON TECHNOLOGY, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

5.875% SENIOR NOTES DUE 2022

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	10.03
	(c)	10.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06;7.07
	(c)	7.06;10.02
	(d)	7.06
314	(a)	4.03
	(b)	N.A.
	(c)(1)	10.04
	(c)(2)	10.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05;10.02
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12;9.04
317	(a)(1)	6.08
	(a)(2)	6.12
	(b)	2.04
318	(a)	10.01
	(b)	N.A.
	(c)	10.01

N.A. means not applicable.

*  This Cross-Reference Table is not part of this Indenture.

i

ii

Appendix A                               Provisions Relating to Initial Notes, Additional Notes, and Exchange Notes

Exhibit A                                             Form of Note

Exhibit B                                             Form of Supplemental Indenture

Exhibit C                                             Form of Transferee Letter of Representation

iii

INDENTURE, dated as of February 10, 2014 between Micron Technology, Inc., a Delaware corporation, and U.S. Bank National Association, a national banking association, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $600,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “Initial Notes”); and

WHEREAS, the Company has received good and valuable consideration for the execution and delivery of this Indenture and the Notes;

WHEREAS, all necessary acts and things have been done to make:  (1) the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company and (2) this Indenture a legal, valid and binding agreement of the Company in accordance with the terms of this Indenture;

NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement and, if applicable, all additional interest owing on the Notes pursuant and subject to Section 6.02(c).

“Additional Notes” means additional Notes (other than Initial Notes and Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, Paying Agent or authenticating agent.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then aggregate outstanding amount of the Indebtedness of the Company and its Domestic Restricted Subsidiaries, without duplication, incurred after the Issue Date and secured by Liens not permitted under Section 4.09(a) (determined in accordance with such Section); (2) the then aggregate outstanding amount of all Subsidiary Debt incurred after the Issue Date, without duplication, and not permitted under Section 4.07(a) (including as a result of the exclusions set forth in Section 4.07(b)); provided that any such Subsidiary Debt will be excluded from this clause (2) to the extent that such Subsidiary Debt (or the related Indebtedness) is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Debt of the Company and its Domestic Restricted Subsidiaries in respect of sale and lease-back transactions, without duplication, entered into after the Issue Date pursuant to Section 4.08(b);

provided that any such Attributable Debt will be excluded from this clause (3) to the extent of indebtedness relating thereto is included in clause (1) or (2) of this definition, provided further, in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact that such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Domestic Restricted Subsidiary has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Company and its Domestic Restricted Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate Debt).

“Attributable Debt” means in connection with a sale and lease-back transaction the lesser of: (1) the fair value of the assets subject to such transaction, as determined in good faith by a Senior Officer of the Company; and (2) the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Bankruptcy Code” means the United States Bankruptcy Code, codified as Title 11, U.S. Code §101-1330, as amended.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, has filed a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Company, unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule under the Exchange Act, except that for the purpose of this clause (1) a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or

(2) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction; or

(3) the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.

“Company” means Micron Technology, Inc. and any successor thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the period from the redemption date to the scheduled final maturity of the Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the period from the redemption date to the scheduled final maturity of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average, as determined by the Company, of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations; or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Consolidated EBITDA” means, with respect to any Person for any Measurement Period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (1) Consolidated Net Income; excluding (to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such Measurement Period), the following amounts (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Company’s allocable interest in such entity): (2) Consolidated Non-cash Charges; (3) Consolidated Interest Expense; (4) Consolidated Income Tax Expense; (5) restructuring expenses and charges; (6) any expenses or charges related to any equity offering, Investment, recapitalization or incurrence of Indebtedness not prohibited under this Indenture (whether or not successful) or related to the issuance of the Notes; and (7) any charges, expenses or costs incurred in connection or associated with mergers, acquisitions or divestitures after the Issue Date.

Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any asset sales or other dispositions or acquisitions, investment, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Subsidiaries (1) that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that the Company determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such Measurement Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that are reasonably identifiable and factually supportable and have been realized or for which the steps necessary for realization have been taken or have been identified and are reasonably expected to be taken within one year following any such transaction (which operating expense reductions are reasonably expected to be sustainable); provided that, the Company shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. Such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Subsidiaries.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries, after deduction of net income (or loss) attributable to non-controlling interests, for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Company’s allocable interest in such entity): (1) all extraordinary, unusual or nonrecurring gains or losses (net of fees and expense relating to the transaction giving rise thereto); (2) charges or losses as a result of judgments and settlements in connection with litigation or threatened litigation, up to a maximum in any Measurement Period of $1.0 billion; (3) gains or losses in respect of any asset impairments, write-offs or sales (net of fees and expenses relating to the transaction giving rise thereto); (4) any expenses, losses or charges incurred related to lower of cost or market write-downs for work in process or finished goods inventories; (5) any expenses, losses or charges incurred related to excess or obsolete inventories; (6) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations: (7) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (8) any net gains or losses attributable to the early extinguishment or conversion of Indebtedness, derivative instruments, embedded derivatives or other similar obligations; (9) equity in net income (loss) of equity method investees; (10) gains, losses, income and expenses resulting from the application of fair value accounting to derivative instruments; and (11) gains or losses resulting from currency fluctuations. In addition, to the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any investment or sale, conveyance, transfer or disposition of assets not prohibited under this Indenture.

“Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets of such Person and its Consolidated Subsidiaries after deducting therefrom (a) all current liabilities of such Person and its Consolidated Subsidiaries (excluding (i) the current portion of long-term debt and the portion of any convertible debt classified as “current” despite having a stated maturity more than 12 months from the date as of which the amount thereof is being computed and (ii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a date more than 12 months from the date as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of such Person and its Consolidated Subsidiaries, all as set forth on the consolidated balance sheet of such Person for the most recently completed fiscal quarter for which financial statements have been filed with the SEC and computed in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person for any period determined on a consolidated basis in accordance with GAAP, the aggregate depreciation; amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses); non-cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Subsidiary; and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, those subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 10.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing the Restricted Note Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Restricted Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia other than any such Subsidiary that is a direct or indirect Subsidiary of one or more Foreign Subsidiaries of such Person.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into or exchangeable for equity.

“Equity Offering” means a public or private offering for cash by the Company, or any direct or indirect parent of the Company, of its common stock or preferred stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary or other Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Excluded Subsidiary” means any Subsidiary of the Company that is a bankruptcy remote special purpose vehicle that exists solely to facilitate a Permitted Receivables Transaction.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than one that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Governmental Obligations” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a Note is registered on the Note Register.

“Indebtedness” means indebtedness for borrowed money. For the avoidance of doubt, Indebtedness only includes indebtedness for the repayment of money borrowed, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of the obligor or otherwise.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person (and not otherwise Guaranteed by the specified Person), the lesser of: (a) the fair value (as determined in good faith by a Senior Officer of the Company) of such assets at the date of determination; and (b) the principal amount of the Indebtedness of the other Person; and

(4) in respect of any Indebtedness of another Person Guaranteed by the specified Person or one or more of such Persons, the lesser of: (a) the principal amount of such Indebtedness of such other Person and (b) the maximum amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Domestic Restricted Subsidiaries).

In addition, accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for any purpose under this Indenture. For the avoidance of doubt, the inclusion of specific obligations in Section 4.07(b) shall not create any implication that any such obligations constitute Indebtedness.

“Initial Purchasers” means the initial purchasers listed on Schedule 1 to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any initial purchasers party to any similar purchase agreement in connection with the issuance of any Additional Notes.

“Interest” means, with respect to the Notes, interest with respect thereto and Additional Interest, if any.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Indebtedness or other liability of another Person.

“Issue Date” means February 10, 2014.

“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions or the Corporate Trust Office of the Trustee are not required to be open in the State of New York or the place of payment.

“Lien” means any lien, security interest, mortgage, charge or similar encumbrance, provided, however, that in no event shall either (i) any legal or equitable encumbrances deemed to exist by reason of a negative pledge or (ii) an operating lease or a non-exclusive license be deemed to constitute a Lien.

“Make-Whole Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)                                 1.0% of the principal amount of such Note; and

(2)                                 the excess, if any, of:

(a)                                 the present value at such redemption date of (i) the Redemption Price of such Note that would apply if such Note were redeemed on February 15, 2017 plus (ii) all scheduled payments of interest due on such Note to and including February 15, 2017 (excluding accrued but unpaid interest, if any, to, but excluding, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)                                 the principal amount of such Note.

The Trustee shall have no obligation to calculate or verify the calculations of the Make-Whole Premium.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the SEC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Exchange Notes and any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes in accordance with this Indenture.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the offering memorandum, dated February 5, 2014, relating to the sale of the Initial Notes.

“Officer” means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, any Assistant Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed in the name of the Company by (i) the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or any Vice President and (ii) the Chief Financial Officer, the Controller, the Treasurer, any Assistant Treasurer or the Secretary.

“Opinion of Counsel” means a written opinion from legal counsel which is reasonably acceptable to the Trustee, that meets the requirements of Section 10.05 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Permitted Liens” means:

(1)                                 Liens existing as of the Issue Date or arising thereafter pursuant to related agreements existing as of the Issue Date;

(2)                                 Liens granted after the Issue Date created in favor of the holders of the Notes;

(3)                                 Liens on Principal Property given to secure all or any part of the payment of or financing of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof; provided that such Liens shall be given (or given pursuant to firm commitment financing arrangements obtained within such period) within 18 months (or in the case of Liens securing any Indebtedness supported by an export credit agency, 24 months) after the later of (i) the acquisition of such Principal Property and/or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later and (ii) the placing into commercial operation of such Principal Property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement and shall attach solely to the Principal Property acquired, or constructed, altered or repaired and any improvements then or thereafter placed thereon and the capital stock of any Person formed to acquire such Principal Property, and any proceeds thereof, accessions thereto and insurance proceeds thereof;

(4)                                 Liens existing on any Principal Property at the time of acquisition of such Principal Property or Liens existing on assets of a Person and its Subsidiaries prior to the time such Person becomes a Domestic Restricted Subsidiary (or arising thereafter pursuant to contractual commitments entered into prior to acquiring such Principal Property) (including acquisition through merger or consolidation) or at the time of such acquisition (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Domestic Restricted Subsidiary) by the Company or any Subsidiary of the Company; provided that such Liens do not extend to other assets of the Company or its other Domestic Restricted Subsidiaries;

(5)                                 (a) Liens on the Equity Interests of any Person, including any Joint Venture, and its Subsidiaries which, when such Liens arise, concurrently becomes a Domestic Restricted Subsidiary or Liens on all or substantially all of the assets of such Person, including any Joint Venture, and its

Subsidiaries arising in connection with the purchase or acquisition thereof or of an interest therein by the Company or a Subsidiary, including, without limitation, any such Liens on the Equity Interests in or the assets of IM Flash Technologies, LLC or its Subsidiaries to secure obligations of the Company or any of its Subsidiaries with respect to all or a portion of the purchase price for the acquisition of any Equity Interests in or all or a portion of the assets of IM Flash Technologies, LLC and its Subsidiaries not owned by the Company or its Subsidiaries as of the Issue Date, and (b) Liens on Equity Interests in any Joint Venture of the Company or any of its Subsidiaries, or in any Subsidiary of the Company that owns an Equity Interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in the case of each of the preceding clauses (a) and (b), such Liens do not extend to other assets of the Company or its other Domestic Restricted Subsidiaries;

(6)                                 Liens securing Indebtedness of up to 5.0% of Consolidated Net Tangible Assets to any strategic partner of the Company and/or one or more of its Subsidiaries incurred in connection with joint technology efforts between such partner and the Company and/or one or more of its Subsidiaries and/or the financing of manufacturing of products;

(7)                                 Liens in favor of the Company or a Domestic Restricted Subsidiary of the Company;

(8)                                 Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

(9)                                 Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)                          Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

(11)                          Liens on Receivables Assets incurred in connection with a Permitted Receivables Transaction;

(12)                          Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by the customer for goods produced or services rendered (or to be produced or rendered) to that customer and consignment arrangements (whether as consignor or consignee) or similar arrangements for the sale or purchase of goods;

(13)                          Liens upon specific items of inventory or other goods, documents of title and proceeds of any Person securing such Person’s obligation in respect of letters of credit or banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(14)                          Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(15)                          Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture or any other Indebtedness;

(16)                          Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;

(17)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements; or

(18)                          any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this clause (18) or the preceding clauses (1) through (17), or any Liens that secure an extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this clause (18) or the preceding clauses (1) through (17).

For the avoidance of doubt, the inclusion of specific Liens in the definition of Permitted Liens shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

“Permitted Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Domestic Restricted Subsidiaries in order to monetize or otherwise finance Receivables Assets or other transactions evidenced by revolving credit agreements, receivables purchase agreements, receivables sales agreements, factoring agreements and other similar agreements pursuant to which Receivables Assets are financed or are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such Receivables Assets (whether now existing or arising in the future) of the Company or any of its Domestic Restricted Subsidiaries, including all collateral securing such Receivables Assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with financings, asset securitization transactions or factoring transactions of Receivables Assets or other transactions evidenced by revolving credit agreements, receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which Receivables Assets are financed or sold at a discount. A Permitted Receivables Transaction must either (1) be non-recourse to the Company and its Domestic Restricted Subsidiaries (other than for limited recourse provisions in respect of the applicable Receivables Assets or otherwise that are customary where the primary recourse is the Receivables Assets) or (2) provide for discount and/or advance rates, as applicable, that, taken together, for any transaction or series of related transactions are consistent with customary industry practices or that are not materially more favorable to the Company and its Domestic Restricted Subsidiaries, as applicable, than those that are consistent with non-recourse financing arrangements (other than for limited recourse provisions in respect of the applicable Receivables Assets or otherwise that are customary where the primary recourse is the Receivables Assets) in view of the quality of the underlying Receivables Assets.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its Consolidated Subsidiaries, taken as a whole.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Receivables Assets” means accounts receivable, indebtedness and other obligations owed to or owned by the Company or any Domestic Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or other obligation constituting an account, chattel paper, instrument or general intangible), inventory, together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof and related deposit accounts, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a sale, factoring, financing or securitization transaction involving accounts receivable or inventory.

“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means February 1 or August 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC, Goldman, Sachs & Co. or Credit Suisse Securities (USA) LLC and one or two other primary U.S. Government securities dealers selected by the Company, and each of their respective successors. If any of the foregoing shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, on any redemption date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company and the representative of the Initial Purchasers relating to the Notes and any similar agreement entered into in connection with any Additional Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee who shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” means the first legend set forth in Section 2.3(e)(i) of Appendix A to this Indenture.

“Restricted Subsidiary” shall mean each Subsidiary of the Company other than an Excluded Subsidiary, at least 80% of the Voting Stock of which is owned by the Company or one or more Subsidiaries of which at least 80% of the Voting Stock is owned directly or indirectly by the Company, provided that, for purposes of the foregoing, any Voting Stock owned by a Subsidiary of the Company that is not a Restricted Subsidiary based on the foregoing clause shall be excluded.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Officer” of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that references to “10 percent” in clauses (1) and (2) of such definition shall be replaced with “20 percent”.

“Stated Maturity,” means, with respect to any Notes or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or one or more Subsidiaries of such Person or any combination thereof. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Stock” of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Additional Interest Notice”	4.13
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Clearstream”	1.1(a) of Appendix A
“Definitive Notes Legend”	2.3(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“DTC”	2.03(b)
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01
“Expiration Date”	1.05(j)
“Global Note”	1.1(a) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“Interest Payment Date”	Exhibit A
“Note Register”	2.03(a)
“offer”	Section 4.11(a)
“Offer Expiration Date”	Section 4.11(b)
“Offer to Purchase”	Section 4.11(a)
“Paying Agent”	2.03(a)
“purchase amount”	Section 4.11(b)
“purchase date”	Section 4.11(b)
“Purchase Price”	Section 4.11(b)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.3(e) of Appendix A

Term	Defined in Section
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Rule 904”	1.1(a) of Appendix A
“Subsidiary Debt”	4.07(a)
“Successor Company”	5.01(a)

Section 1.03                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(6)                                 the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(7)                                 “including” means including without limitation;

(8)                                 references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)                                 unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(10)                          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act and states that such provision is applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05                             Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit or other manner shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below.  Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 20 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote.  If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, in each case on such record date.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action to be taken by Holders and the applicable Expiration Date to be given to the Trustee and to each Holder in the manner set forth in Section 10.02.

(f)                                   The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any Notice of Default, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(a) and shall incur no liability whatsoever for the setting of such record date.  If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, in each case on such record date.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 10.02.

(g)                                  Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)                                 Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary, that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)                                     The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)                                    With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 10.02, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01                             Form and Dating; Terms.

(a)                                 Provisions relating to the Initial Notes, Additional Notes and Exchange Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company at the option of the Holders pursuant to an Offer to Purchase as provided in Section 4.11.  The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to ranking, status, redemption or otherwise as the Initial Notes (other than issue price or the payment of interest accruing prior to the issue date of such Additional Notes except for the first payment of interest following the issue date of such Additional Notes); provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, then the Additional Notes will have a separate CUSIP number.  Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02                             Execution and Authentication.

(a)                                 At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)                                 A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)                                  On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes that bear the Restricted Notes Legend and Initial Notes that do not bear the Restricted Notes Legend.  In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes and Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes and Exchange Notes issued hereunder.

(d)                                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                             Registrar and Paying Agent.

(a)                                 The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.  The Company may rescind or change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal of and premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06                             Transfer and Exchange.

(a)                                 The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.06, 4.11 and 9.05).

(d)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)                                  Neither the Company nor the Trustee shall be required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of Notes for redemption under Section 3.02 or the making of an Offer to Purchase and ending at the close of business on the day of such sending, (2) to register the transfer of or to exchange any Note so selected for redemption or subject to purchase in an Offer to Purchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part or (3) if a redemption or purchase pursuant to an Offer to Purchase is to occur after a Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Record Date and before the date of redemption or purchase.

(f)                                   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)                                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)                                 At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(i)                                     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 and Appendix A to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                             Outstanding Notes.

(a)                                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)                                 If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the UCC in effect in the State of New York.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01, from and after such date it ceases to be outstanding and interest on it ceases to accrue.

(d)                                 If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10                             Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                             Defaulted Interest.

(a)                                 If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Company shall notify the Trustee in an Officers’ Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Company of such special record date.  At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send, or cause to be sent to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)                                 Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13                            CUSIP and ISIN NumbersSection 2.14                               .

The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange of Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall as promptly as practicable notify the Trustee of any change that the Company is aware of in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01                             Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the Redemption Price.

Section 3.02                             Selection of Notes to Be Redeemed or Purchased.

(a)                                 If less than all of the Notes are to be so redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes or portions thereof to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the

Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to The Depository Trust Company, Euroclear and/or Clearstream procedures as applicable.  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)                                 The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in minimum amounts of $2,000 and whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)                                  After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03                             Notice of Redemption.

(a)                                 The Company shall send, or cause to be sent (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8.  Except as set forth in Section 3.07(c), notices of redemption may not be conditional.

(b)                                 The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(1)                                               the redemption date;

(2)                                               the Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(3)                                               if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)                                               the name and address of the Paying Agent;

(5)                                               that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)                                               that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                               the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                                               that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)                                               if applicable, any condition to such redemption.

(c)                                  At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter period shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price (except as provided for in Section 3.07(c)).  The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05                             Deposit of Redemption or Purchase Price.

(a)                                 Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  The Paying Agent shall promptly send to each Holder (and, in the case of an Offer to Purchase, if applicable, to holders of Indebtedness ranking pari passu with the Notes) to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)                                 If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase on and after such date.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06                            Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                             Optional Redemption.

(a)                                 (1)  The Notes may be redeemed, in whole or in part, at any time prior to February 15, 2017, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice sent to each Holder, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(2)                                 At any time on or after February 15, 2017, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice sent to each Holder, the Company may redeem some or all of the Notes at the Redemption Prices (expressed in percentage of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Period Beginning February 15,	Price
2017	104.406%
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

(3)                                 In addition, at any time prior to February 15, 2017, the Company may redeem up to 35% of the principal amount of the outstanding Notes (including Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings at a Redemption Price (expressed as a percentage of principal amount) of 105.875%, plus accrued interest to but excluding the redemption date; provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the Issue Date remains outstanding after each such redemption, and (ii) notice of any such redemption is mailed within 60 days of the closing of the related Equity Offering.

(b)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(c)                                  Any redemption or notice, may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction.

Section 3.08                             Sinking Fund.

The Company shall not be required to make mandatory sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Notes; Additional Amounts.

(a)                                 The Company shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Company or a Subsidiary of the Company, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)                                 The principal amount and accrued interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that, except in the case of a Global Note, the Company will pay interest (i) by check mailed to the address of the Person entitled thereto as such address will appear in the Note Register or (ii) by wire transfer in immediately available funds to each Holder with an aggregate principal amount of Notes of any series in excess of $5,000,000, to the place and account designated in writing at least 15 days prior to the interest payment date by the Person entitled thereto as specified in the Note Register.

(c)                                  The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

(a)                                 The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency, if other than an office of the Trustee or an affiliate of the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.

(b)                                 The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03                             Provision of Financial Information.

(a)                                 The Company covenants to file with the Trustee, within 15 days after the Company has filed the same with the SEC, copies of the annual reports and of the information, documents and reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to be “filed” with the Trustee as of the time such documents are filed via the “EDGAR” system for purposes of this Section 4.03; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor). If this Indenture is qualified under the Trust Indenture Act, the Company will comply with Section 314(a) of the Trust Indenture Act.  Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b)                                 At any time when the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04                             Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)                                 Upon the Company becoming aware of any Default that has occurred and is continuing under this Indenture, the Company shall promptly (which shall be no more than five Business Days following the date on which the Company becomes aware of such Default) send to the Trustee an Officers’ Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                             [Reserved].

Section 4.06                             Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                             Limitation on Subsidiary Debt.

(a)                                 The Company will not permit any of its Domestic Restricted Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for any Indebtedness (any such Indebtedness or Guarantee, “Subsidiary Debt”), without causing such Domestic Restricted Subsidiary to Guarantee the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis until such time as such Indebtedness or Guarantee, as the case may be, is no longer outstanding or in effect.

(b)                                 Section 4.07(a) shall not apply to, and there shall be excluded from Subsidiary Debt in any computation under such restriction, Subsidiary Debt constituting:

(1)                                               Subsidiary Debt of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Company or any Domestic Restricted Subsidiary of the Company or otherwise becomes a Domestic Restricted Subsidiary of the Company (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Domestic Restricted Subsidiary) or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Domestic Restricted Subsidiary of the Company (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Domestic Restricted Subsidiary) and is assumed by such Subsidiary, other than any increase in the amount of such Subsidiary Debt (including any increase in the amount of such Subsidiary Debt arising pursuant to contractual commitments entered into prior to such acquisition) incurred in contemplation thereof; provided that any such Subsidiary Debt is not Guaranteed by any other Domestic Restricted Subsidiary of the Company (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(2)                                               Subsidiary Debt owed to the Company or any Domestic Restricted Subsidiary or under Guarantees of any such Subsidiary Debt;

(3)                                               Subsidiary Debt created, incurred, issued, assumed or Guaranteed to pay or finance the payment of all or any part of the purchase price or the cost of development, operation, construction, alteration, repair or improvement of property, assets or equipment acquired or developed, operated, constructed, altered, repaired or improved by a Domestic Restricted Subsidiary, and any related transactional fees, costs and expenses, provided such Subsidiary Debt is created, incurred, issued, assumed or Guaranteed within 18 months (or in the case of any Subsidiary Debt supported by an export credit agency, 24 months) after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment, whichever is later, or (ii) the placing into commercial operation of such Principal Property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement (or, in each case, is incurred pursuant to firm commitment financing arrangements obtained within such period), and, provided further, that the outstanding amount of such Subsidiary Debt, without duplication, does not exceed 100% of the fair value of the property or equipment acquired or developed, operated, constructed, altered, repaired or improved at the time such Subsidiary Debt is incurred;

(4)                                               Subsidiary Debt with respect to a Permitted Receivables Transaction;

(5)                                               Subsidiary Debt permitted to be secured by Liens permitted by clauses (5) or (6) of the definition of Permitted Lien (whether or not such Subsidiary Debt is in fact secured by such Liens) and any Guarantees thereof; or

(6)                                               Subsidiary Debt outstanding on the date of this Indenture and any extension, renewal, substitution, replacement, refinancing or refunding of any Subsidiary Debt existing on the date of this Indenture or referred to in clauses (1), (2), (3). (4) or (5); provided that any Subsidiary Debt incurred to so extend, renew, substitute, replace, refinance or refund shall be incurred within 12 months of the maturity, retirement or other repayment or prepayment (including any such repayment pursuant to amortization obligations with respect to such Subsidiary Debt) of the Subsidiary Debt referred to in this clause (6) or clauses (1), (2), (3), (4) or (5) above and the outstanding amount of the Subsidiary Debt incurred to so extend, renew, substitute, replace, refinance or refund shall not exceed the outstanding amount of Subsidiary Debt being extended, renewed, substituted, replaced, refinanced or refunded plus any premiums or fees (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, substitution, replacement, refinancing or refunding.

(c)                                  Notwithstanding Sections 4.07(a) and (b), any Domestic Restricted Subsidiary of the Company may create, assume, incur, Guarantee or otherwise become liable for Indebtedness that would otherwise be subject to Section 4.07(a), without Guaranteeing the Notes, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greatest of (1) $2.50 billion, (2) 15% of Consolidated Net Tangible Assets of the Company and (3) 1.75 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt. Any Domestic Restricted Subsidiary also may, without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, extend, renew, substitute, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence; provided that any Subsidiary Debt incurred to so extend, renew, substitute, replace, refinance or refund shall be incurred within 12 months of the maturity, retirement or other repayment or prepayment (including any such repayment pursuant to amortization obligations with respect to such Subsidiary Debt) of the Subsidiary Debt being extended, renewed, substituted, replaced, refinanced or refunded and the outstanding amount of the Subsidiary Debt incurred to so extend, renew, substitute, replace, refinance or refund shall not exceed the outstanding amount of Subsidiary Debt being extended, renewed, substituted, replaced, refinanced or refunded plus any premiums or fees (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, substitution, replacement, refinancing or refunding.

(d)                                 For purposes of this Section 4.07, in the event that any Subsidiary Debt meets the criteria of more than one of the types of Subsidiary Debt in such Section, the Company, in its sole discretion, will classify, and may reclassify, such Subsidiary Debt and only be required to include the amount and type of such Subsidiary Debt in one of clauses (1) through (6) of Section 4.07(b) or Section 4.07(c), and Subsidiary Debt may be divided and classified and reclassified into more than one of the types of Subsidiary Debt described above. In addition, for purposes of calculating compliance with this Section 4.07, in no event will the amount of any Subsidiary Debt be required to be included more than once despite the fact more than one Person is or becomes liable with respect to any related Indebtedness (for example, and for avoidance of doubt, in the case where more than one Domestic Restricted Subsidiary incurs Subsidiary Debt or otherwise becomes liable for such Subsidiary Debt, the amount of such Subsidiary Debt shall only be included once for purposes of such calculations).

(e)                                  Any Subsidiary of the Company required to Guarantee the Notes pursuant to Section 4.07(a) or that chooses to Guarantee the Notes shall (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B or in such other form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and this Indenture in respect of the Notes on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel.  The execution by such Subsidiary of a supplemental indenture pursuant to this Section 4.07(e) shall evidence the Guarantee of the Notes by such Subsidiary, whether or not the person signing as an officer of such Subsidiary still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication shall constitute due delivery of such Note Guarantee set forth in this Indenture on behalf of such Subsidiary.  The Guarantee of the Notes by any Subsidiary will terminate upon:

(1)                                 the release or discharge of the Indebtedness of or Guarantee by such Subsidiary that resulted in the obligation to Guarantee the Notes pursuant to Section 4.07(a) (or would have resulted in the creation of a Guarantee pursuant to Section 4.07(a) had such Guarantee not already been in place) (other than a discharge of (A) a Guarantee as a result of payment under such Guarantee or (B) Indebtedness as a result of the acceleration of such Indebtedness due to a default or event of default under the terms thereof);

(2)                                 a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Subsidiary such that such Subsidiary is no longer a Subsidiary of the Company;

(3)                                 defeasance or discharge of the Notes, as provided under Article 8; or

(4)                                 if such Subsidiary was not required to Guarantee the Notes pursuant to Section 4.07(a) but did so at its option, the request by such Subsidiary of release at any time; provided that after giving effect to such release the Company would be in compliance with the covenant set forth in this Section 4.07.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary from its obligations under its Guarantee of the Notes.

Section 4.08                             Limitation on Sale and Lease-back Transactions.

(a)                                 The Company will not, and will not permit any of its Domestic Restricted Subsidiaries, to enter into any sale and lease-back transaction with respect to any Principal Property, whether now owned or hereafter acquired, unless:

(1)                                               such transaction was entered into prior to the Issue Date;

(2)                                               such transaction was for the sale and leasing back to the Company or a Domestic Restricted Subsidiary by the Company or any Subsidiary of any Principal Property;

(3)                                               such transaction involves a lease of a Principal Property executed by the time of or within 18 months (or in the case of any transaction supported by the credit of an export credit agency, 24 months) after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment or (ii) the placing into commercial operation of such Principal Property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement;

(4)                                               such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Domestic Restricted Subsidiary within a period of not more than three years);

(5)                                               the Company or the applicable Domestic Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to Section 4.09(a); or

(6)                                               the Company or the applicable Domestic Restricted Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of other Principal Property or to the retirement, repurchase or other repayment or prepayment of Indebtedness within 365 calendar days before or after the effective date of any such sale and lease-back transaction; provided that in lieu of applying such amount to such retirement, repurchase, repayment or prepayment, the Company or any Domestic Restricted Subsidiary may deliver Notes to the trustee for cancellation, such Notes to be credited at the cost thereof to the Company or such Domestic Restricted Subsidiary.

(b)                                 Notwithstanding Section 4.08(a), the Company and its Domestic Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed an amount equal to the greatest of (1) $2.50 billion, (2) 15% of Consolidated Net Tangible Assets of the Company and (3) 1.75 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the closing date of the sale and lease-back transaction.

Section 4.09                             Limitation on Liens.

(a)                                 The Company will not, and will not permit any of its Domestic Restricted Subsidiaries, to create or incur any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured, until such time as such Indebtedness is no longer secured by such Lien, except Permitted Liens.

(b)                                 Notwithstanding Section 4.09(a), the Company or any Domestic Restricted Subsidiary of the Company may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.09(a), if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greatest of (1) $2.50 billion, (2) 15% of Consolidated Net Tangible Assets of the Company and (3) 1.75 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien. The Company or any Domestic Restricted Subsidiary of the Company also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to this or the preceding sentence or that secure any extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is secured by a Lien permitted pursuant to this or the preceding sentence.

(c)                                  For purposes of this Section 4.09, (1) the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair value (as determined in good faith by the Company) of the asset subjected to such Lien and (y) the principal amount secured by such Lien, and (2) in the event that a Lien meets the criteria of more than one of the types of Permitted Liens or Liens permitted by Section 4.09(b), the Company, in its sole discretion, will classify, and may reclassify, such Lien and only be required to include the amount and type of such Lien as a Permitted Lien or a Lien permitted by Section 4.09(b), and a Lien may be divided and classified and reclassified into more than one of such types of Liens. In addition, for purposes of calculating compliance with this Section 4.09, in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Company and its Domestic Restricted Subsidiaries securing any Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations).

Section 4.10                             Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and (2) the rights (charter and statutory), licenses and franchises of the Company; provided that the Company shall not be required to preserve any such right, license or franchise if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 4.11                             Offer to Repurchase Upon Change of Control Triggering Event.

(a)                                 An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders.  The Company will notify the Trustee at least 5 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

(b)                                 The offer must include or state the following, which shall (where applicable) be the terms of the Offer to Purchase:

(1)                                 the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2)                                 the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (the “purchase amount”);

(3)                                 the purchase price, including the portion thereof representing accrued and unpaid interest (the “Purchase Price”);

(4)                                 an expiration date (the “Offer Expiration Date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the Offer Expiration Date;

(5)                                 that a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof;

(6)                                 the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)                                 that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8)                                 that interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(9)                                 that on the purchase date the Purchase Price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(10)                          that Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company, as applicable, or the Trustee not later than the close of business on the Offer Expiration Date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11)                          a statement that if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes;

(12)                          a statement that if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(13)                          a statement that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                                  Prior to the purchase date the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date the Purchase Price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)                                 The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations described in this Indenture by virtue of such compliance.

(e)                                  Not later than 60 days following Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

(f)                                   The Company will not be required to make an Offer to Purchase following a Change of Control Triggering Event if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (2) a notice of redemption has been given pursuant to Section 3.07.

(g)                                  Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the applicable Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Offer to Purchase.

(h)                                 Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.12                             Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.13                             Additional Interest Notice.

In the event that the Company is required to or elects to pay Additional Interest to Holders of Notes, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether or how much Additional Interest is due, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest and the Trustee shall be entitled to conclusively rely on such Additional Interest Notice.

ARTICLE 5

SUCCESSORS

Section 5.01                             Consolidation, Merger and Conveyance, Transfer and Lease of Assets.

(a)                                 The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to any Person, in a single transaction or in a series of related transactions, unless:

(1)                                               either (i) the Person formed by or surviving such consolidation or merger is the Company or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company (the “Successor Company”), is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia;

(2)                                               in any such transaction in which there is a Successor Company, the Successor Company expressly assumes the Company’s obligations with respect to the Notes and this Indenture pursuant to a supplemental indenture;

(3)                                               immediately after giving effect to the transaction, no Event of Default and no Default shall have occurred and be continuing; and

(4)                                               in any such transaction in which there is a Successor Company, the Company or the Successor Company has delivered to the trustee the certificates and opinions required under this Indenture.

Section 5.02                             Successor Entity Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company to a Successor Company in accordance with the conditions described in Section 5.01, the Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

Each of the following is an “Event of Default” under this Indenture:

(a)                                 failure by the Company to pay principal or premium, if any, on any Note when due at maturity, upon redemption or otherwise (including the failure to pay the repurchase price for Notes tendered pursuant to an Offer to Purchase);

(b)                                 failure by the Company to pay any interest (including Additional Interest) on any Note for 30 calendar days after the interest becomes due;

(c)                                  failure by the Company to comply with Section 4.11 in connection with a Change of Control Triggering Event and such failure continues for a period of 30 calendar days;

(d)                                 failure by the Company or any of its Subsidiaries to perform, or breach by the Company or any of its Subsidiaries of, any other covenant, agreement or condition in this Indenture for 90 calendar days after either the trustee or holders of at least 25% in principal amount of the outstanding Notes have given the Company written notice of the breach in the manner required by this Indenture;

(e)                                  the Company or any Significant Subsidiary, pursuant to or within the meaning of any Debtor Relief Law:

(1)                                 commences proceedings to be adjudicated bankrupt or insolvent;

(2)                                 consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

(3)                                 consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(4)                                 makes a general assignment for the benefit of its creditors;

(f)                                   a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that:

(1)                                 is for relief against the Company or any Significant Subsidiary in a proceeding in which the Company or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(2)                                 appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(3)                                 orders the liquidation, dissolution or winding up of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

provided that, in the cases of the foregoing clauses (e) and (f), (i) such event or circumstance is either (x) a voluntary proceeding or results therefrom or (y) under or pursuant to the laws of such Person’s jurisdiction of incorporation or organization or the jurisdiction in which its head office is located or the laws of the jurisdictions in which all or substantially all its assets are located, and (ii) in no event shall any such event or circumstance constitute an Event of Default if such event or circumstance is a result of a bankruptcy, insolvency, reorganization or other similar proceeding with respect such Person or its assets or business that was ongoing or in process at the time such Person became a Subsidiary of the Company (including any alternate proceedings) or other such proceedings that are in the nature of either a continuation or extension thereof.

Section 6.02                             Acceleration.

(a)                                 If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction and all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

(b)                                 If an Event of Default described in Section 6.01(e) or Section 6.01(f) with respect to the Company occurs and is continuing, the principal of, premium, if any, and interest that is both accrued and unpaid on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)                                  Notwithstanding the foregoing, if the Company so elects, the sole remedy of the Holders for a failure to comply with any obligations the Company may have or is deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or the Company’s failure to comply with Section 4.03 will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive Additional Interest on the Notes at a rate per annum equal to 0.25% for the first 180 days after the occurrence of such failure.  The Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant Interest Payment Date to Holders of record on the regular Record Date immediately preceding the Interest Payment Date.  On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided above.  Any Additional Interest that the Company elects to pay pursuant to this clause (c), when aggregated with any Additional Interest payable under the Registration Rights Agreement will not exceed 1.00% per annum, regardless of the number of events that give rise to the obligation or election to pay any such additional interest.  If the Company elects to pay Additional Interest pursuant to this clause (c), the Company will notify the Trustee at least three (3) Business Days before the Notes are eligible for acceleration pursuant to Section 6.02(a).

(d)                                 The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to such defaults and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03                             Other Remedies.

(a)                                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing or past Default and its consequences hereunder, except:

(1)                                 a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including any Note which is required to have been purchased pursuant to an Offer to Purchase); and

(2)                                 a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided, however, that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder, is otherwise contrary to applicable law, or that would involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity or security against loss, liability or expense satisfactory to it, and the Trustee may take any other action it deems proper which is not inconsistent with any such direction received from the Holders.

Section 6.06                             Limitation on Suits.

(a)                                 No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, (3) such Holder or Holders offer and, if accepted, provide indemnity or security satisfactory to the Trustee, to institute such proceeding as Trustee, (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of indemnity or security and (5) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period.  Such limitations do not apply to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note, on or after the respective due dates expressed in such Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, if any, and interest remaining unpaid to but not including the date of payment on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceedings has been instituted.

Section 6.10                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                             Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company, its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims.  Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13                             Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(a)                                 first, to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(b)                                 second, to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

(c)                                  third, to the Company or to such party as a court of competent jurisdiction shall direct, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.  Promptly after any record date is set pursuant to this paragraph, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 10.02.

Section 6.14                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                               the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                               this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01 and Section 7.02.

(e)                                  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Before the Trustee acts or refrains from acting, it shall require an Officers’ Certificate and an Opinion of Counsel subject to the other provisions of this Indenture.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                   None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity or security satisfactory to it against such risk or liability is not assured to it.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 and 7.11.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall send to each Holder a notice of the Default within 90 days after it occurs.  Except in the case of an Event of Default specified in Section 6.01(a) or Section 6.01(b), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.  The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06                             Reports by Trustee to Holders of the Notes.

(a)                                 Within 60 days after each December 31, beginning with the December 31 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall send to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(2).  The Trustee shall also transmit all reports as required by Trust Indenture Act Section 313(c).

(b)                                 A copy of each report at the time of its sending to the Holders shall be sent to the Company and filed with each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).  The Company shall promptly notify the Trustee in the event the Notes are listed on any national securities exchange, and of any delisting thereof.

Section 7.07                             Compensation and Indemnity.

(a)                                 The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.  The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)                                 The Company shall indemnify the Trustee for, and hold each of the Trustee and any predecessor Trustee, its officers, directors, employees and agents harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(c)                                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)                                 When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(e) or 6.01(f) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Debtor Relief Law.

(e)                                  To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Section 7.08                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                               the Trustee fails to comply with Section 7.10;

(2)                                               the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Debtor Relief Law;

(3)                                               a receiver or public officer takes charge of the Trustee or its property; or

(4)                                               the Trustee becomes incapable of acting.

(b)                                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(c)                                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                 If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall send a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)                                   As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10                             Eligibility; Disqualification.

(a)                                 There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)                                 This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11                             Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE AND DEFEASANCE

Section 8.01                             Satisfaction and Discharge of Indenture.

The Company may terminate its obligations under this Indenture and the Notes when:

(a)                                 either:

(1)                                 all the Notes that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07); or

(2)                                 (x) all outstanding Notes issued under this Indenture have become due and payable; (y) all outstanding Notes issued under this Indenture have or will become due and payable at the Stated Maturity within one year; or (z) all outstanding Notes issued under this Indenture are subject to redemption within one year (and the Company shall have entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption), and in each case, the Company shall have deposited or caused to be deposited with the Trustee as trust funds for the purpose of making payments to the Holders under this Indenture an amount (which may include Governmental Obligations), dedicated solely to the benefit of the Holders, sufficient to pay and discharge all outstanding Notes issued under this Indenture on the Stated Maturity or the scheduled date of redemption; and

(b)                                 the Company shall have paid or caused to be paid all other sums then due and payable under this Indenture; and

(c)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

If the foregoing conditions are met, the Trustee, on demand and at the cost and expense of the Company, shall execute such instruments prepared by the Company acknowledging such satisfaction of and discharging this Indenture and the Notes except as to:

(i)                              rights of registration of transfer and exchange of Notes;

(ii)                               the Company’s right of optional redemption;

(iii)                               substitution of mutilated, defaced, destroyed, lost or stolen Notes;

(iv)                              rights of Holders to receive payment of the principal amount, premium (if any) and interest when due and payable, solely out of the trust created pursuant to this Section 8.01;

(v)                              the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(vi)                              the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and the rights of the Company to be repaid any money pursuant to Section 8.05 and Section 8.06.

Section 8.02                             Legal Defeasance.

Upon making the deposit referred to in Section 8.02(a), the Company will be deemed to have paid and the Company will be discharged from its obligations in respect of the Notes and this Indenture, other than their obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08 and as set forth in clauses (i) through (vi) of Section 8.01; provided that the following conditions have been satisfied:

(a)                                 the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, dedicated solely to the benefit of the holders of the Notes in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 8.06) in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, premium (if any) and interest when the same becomes due and payable at Stated Maturity, upon optional redemption, upon required repurchase or otherwise or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense;

(b)                                 unless the Notes have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Trustee, the Company has delivered to the Trustee an Opinion of Counsel stating that, as a result of an IRS ruling or a change in applicable U.S. federal income tax law, the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur,

(c)                                  no Default with respect to the outstanding Notes has occurred and is continuing at the time of such deposit after giving effect to the deposit;

(d)                                 the defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes were in default within the meaning of such Act;

(e)                                  the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or material instrument (other than this Indenture and the Notes) to which the Company is a party or by which it is bound; and

(f)                                   the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Upon and following the satisfaction of the foregoing conditions, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03                             Covenant Defeasance.

Upon making the deposit referred to in Section 8.02(a), the failure of the Company to perform the obligations set forth in Sections 4.03, 4.07, 4.08, 4.09, 4.11, and the events described in Sections 6.01(c) and 6.01(d) will no longer constitute an Event of Default; provided that the following conditions have been satisfied:

(a)                                 the Company has complied with clauses (a), (c), (d), (e), and (f) of Section 8.02; and

(b)                                 unless the Notes have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Company, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur,

Except as specifically stated above, none of the Company’s obligations under this Indenture and the Notes will be discharged pursuant to this Section 8.03.

Section 8.04                             Application by Trustee of Funds Deposited for Payment of Notes.

Subject to 8.06, all moneys deposited with the Trustee pursuant to Sections 8.01, 8.02 and 8.03 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium (if any) and interest.  Such money need not be segregated from other funds except to the extent required by law.

Section 8.05                             Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys held by any Paying Agent under the provisions of this Indenture at the time of such satisfaction and discharge shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 8.06                             Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

Subject to applicable abandoned property law, any moneys or Governmental Obligations deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium (if any) on or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable, shall, at the Company’s request, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders.

Notwithstanding Section 9.02, without the consent of any Holder, the Company and the Trustee at any time and from time to time, may amend this Indenture and/or the Notes to:

(a)                                 evidence the succession of another corporation to the Company or successive successions and the assumption of the covenants, agreements and obligations of the Company by a successor;

(b)                                 add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any of its rights or powers;

(c)                                  add Events of Default for the benefit of Holders of the Notes;

(d)                                 add to, change or eliminate any provision of this Indenture applying to the Notes, provided that the Company deems such action necessary or advisable and that such action does not adversely affect the interests of any Holder of the Notes;

(e)                                  evidence and provide for a successor Trustee or to add to or change any provisions to the extent necessary to appoint a separate Trustee for the Notes;

(f)                                   cure any ambiguity, defect or inconsistency under this Indenture;

(g)                                  supplement any provisions of this Indenture necessary to defease and discharge the Notes or this Indenture otherwise in accordance with the defeasance or discharge provisions, as the case may be, of this Indenture, or to make other provisions with respect to matters or questions arising under this Indenture; provided that such action does not adversely affect the interests of the Holders of any Notes in any material respect;

(h)                                 to add to, change or eliminate any provisions of this Indenture in accordance with the Trust Indenture Act of 1939 or to comply with the provisions of the DTC, Euroclear or Clearstream or the Trustee with respect to provisions of this Indenture or the Notes relating to transfers or exchanges of Notes or beneficial interests in the Notes;

(i)                                     to provide collateral security for the Notes or to release collateral in accordance with Section 4.09;

(j)                                    to provide for or release guarantors in accordance with Section 4.07;

(k)                                 to provide for the issuance of Additional Notes ranking equally with the Notes in all respects (other than the payment of interest accruing prior to the issue date of such Additional Notes or except for the first payment of interest following the issue date of such Additional Notes); or

(l)                                     conform any provision to the “Description of Notes” contained in the Offering Memorandum.

Section 9.02                             With Consent of Holders.

The Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes affected by such supplemental indenture; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a)                                 reduce the rates of or changes the time for payment of interest on any Notes;

(b)                                 reduce the principal amount of, or change the Stated Maturity of, any Notes;

(c)                                  reduce the Redemption Price, including upon a Change of Control Triggering Event, of any Notes or amend or modify in any manner adverse to the Holders thereof the Company’s obligation to make such payments;

(d)                                 change the currency of payment of principal, premium, if any, or interest;

(e)                                  reduce the quorum requirements under this Indenture;

(f)                                   reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for modification of this Indenture, for waiver of compliance with certain provisions of this Indenture, for waiver of certain defaults or consent to take any action;

(g)                                  adversely affect the ranking of the Notes;

(h)                                 waive any default in the payment of principal, premium, if any, or interest; or

(i)                                     impair the right to institute suit for the enforcement of any payment on the Notes.

Section 9.03                             Compliance with Trust Indenture Act.

If, at the time of any amendment or supplement to this Indenture, this Indenture is qualified under the Trust Indenture Act, then such amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04                             Revocation and Effect of Consents.

(a)                                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)                                 The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.

Section 9.05                             Notation on or Exchange of Notes.

(a)                                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)                                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 10.04, an Officers’ Certificate and an Opinion of Counsel (which may contain customary qualifications) stating that the execution of such amended or supplemental indenture complies with the provisions hereof (including Section 9.03, if applicable) and such amended or supplemental indenture is the legal, valid and binding obligation of the Company or guarantor (as applicable), enforceable against it in accordance with its terms.

ARTICLE 10
MISCELLANEOUS

Section 10.01                      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 10.02                      Notices.

(a)                                 Any notice or communication by the Company or the Trustee to the others is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested) or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ addresses:

If to the Company:

c/o Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho  83716-9632 100
Fax No.: (208) 368-4540
Attention:  General Counsel

With a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Fax No:  (650) 493-6811
Attention:  John A. Fore

If to the Trustee:

c/o U.S. Bank National Association
Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Fax No:  (213) 615-6197
Attention:  Paula Oswald (Micron Technology, Inc. 5.875% Senior Notes due 2022)

The Company, or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(b)                                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; on the first date of which publication is made if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)                                  Subject to Section 10.02(e), any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)                                  Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)                                   The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic .pdf transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)                                  If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)                                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03                      Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 10.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no Officers’ Certificate shall be required in connection with the issuance of Notes on the Issue Date; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 and which may contain customary qualifications) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no such Opinion of Counsel shall be required in connection with the issuance of Notes on the Issue Date and any Opinion of Counsel may rely as to factual matters on an Officers’ Certificate.

Section 10.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.06                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07                      No Personal Liability of Stockholders, Partners, Officers or Directors.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 10.08                      Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.09                     Waiver of Jury Trial.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.10                      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.11                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12                      Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.13                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 10.15                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.16                      U.S.A. PATRIOT Act.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity.  The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties each agree to provide all such information and documentation as to themselves as requested by the Trustee to ensure compliance with federal law.

Section 10.17                      Qualification of Indenture.

The Company shall qualify this Indenture under the Trust Indenture Act if required by the Registration Rights Agreement.

[Signatures on following page]

MICRON TECHNOLOGY, INC.

By:	/s/ Ronald C. Foster
	Name:	Ronald C. Foster
	Title:	Chief Financial Officer and Vice President
of Finance

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES
AND ADDITIONAL NOTES

Section 1.1                                    Definitions.

(a)                                 Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture.  The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Note” means a Note in registered global form without interest coupons, including without limitation, the Rule 144A Global Note, the Regulation S Global Note and any Exchange Note in global form.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

(b)                                 Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.3(e)
“Global Notes Legend”	2.3(e)

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Term:	Defined in Section:
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)

Section 2.1                                    Form and Dating.

(a)                                 The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”).  Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b)                                 Global Notes.  Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.  Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period.  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.3(c) below.

(c)                                  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy

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or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)                                 Definitive Notes.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2            Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $600,000,000, (b) subject to the terms of the Indenture, Additional Notes and (c) Exchange Notes to be issued pursuant to an Exchange Offer under the Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

Section 2.3                                    Transfer and Exchange.

(a)                                 Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)                                     to register the transfer of such Definitive Notes; or

(ii)                                  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)                                 shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)                                 in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A)                               if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B)                               if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C)                               if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i).

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(b)                                 Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i)                                     (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit C or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; or (B) such other certification and Opinion of Counsel as the Trustee shall require; and

(ii)                                  written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Notes.  (i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.  Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

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(iii)                               Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)                              In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)                                 Restrictions on Transfer of Regulation S Global Note.  (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company or any of its Subsidiaries, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000 (in which case the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee).  Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(ii)                                  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)                                  Legends.

(i)                                     Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

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“THE OFFERING AND SALE OF THIS NOTE (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)                                 REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF MICRON TECHNOLOGY, INC. AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2)                                 AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO MICRON TECHNOLOGY, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3)                                 AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

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Each Global Note shall bear the following additional legend (“Global Notes Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144.

(iii)                               After a transfer of any Notes pursuant to an effective Shelf Registration Statement with respect to such Notes, all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the Registrar shall permit the Holder, or beneficial owner, of any such Note that bears a Restricted Notes Legend to exchange such Note for a Note, or beneficial interest in a Global Note, that does not bear a Restricted Notes Legend.

(iv)                              Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

(v)                                 Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(vi)                              Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

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(vii)                           To the extent that any Notes are represented by one or more Global Notes held by or on behalf of the Depositary, the Company may cause the Restrictive Notes Legend on any such Global Notes to be removed (or deemed removed) and cause such Global Notes to be identified by an unrestricted CUSIP at any time on or after the one year anniversary of the later of (x) the Issue Date and (y) the date on which Additional Notes were last issued (it being understood that, if Additional Notes bear a different CUSIP, the date after which the Company may cause the Restrictive Notes Legend to be removed (1) with respect to the Initial Notes, shall be the one year anniversary of the issuance of the Initial Notes, and (2) with respect to such Additional Notes, shall be the one year anniversary of the date of issuance of such Additional Notes), without delivering an Opinion of Counsel, by delivering to the Trustee a written notice (x) certifying that all Notes represented by such Global Notes would be freely tradable under Rule 144 by a person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months, (y) instructing the Trustee to take any actions as may be necessary so that the Restricted Notes Legend set forth on the Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and the Indenture, without further action on the part of Holders and (z) instructing the Trustee to take any actions as may be necessary so that the restricted CUSIP number for the Notes shall be removed from the Global Notes and replaced with an unrestricted CUSIP number. Immediately upon receipt of such notice by the Trustee the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such notice and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number.  If the Company executed and the Trustee authenticated Global Notes without the Restricted Notes Legend on the Issue Date, then upon receipt of the notice set forth in this Section 2.3(e)(vii), the Trustee shall increase the principal amount of the Global Notes without the Restricted Notes Legend to the aggregate outstanding principal amount of Restricted Global Notes and decrease the principal amount of and cancel the Restricted Global Notes without an Authentication Order.

(viii)                        From and after the one year anniversary of the issue date of any Transfer Restricted Note, upon written direction of the Company:

(A)                               The Registrar shall permit the Holder thereof to exchange any Transfer Restricted Note that is a Definitive Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Holder is not (and has not been during the preceding three months) an affiliate (as defined under Rule 144) of the Company; and

(B)                               Beneficial interests in a Transfer Restricted Note that is a Global Note may be exchanged for beneficial interests in Global Note that does not bear the Restricted Notes Legend if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Holder is not (and has not been during the preceding three months) an “affiliate” of the Company within the meaning of Rule 144.

(f)                                   Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes,

8

transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g)                                  Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Section 2.07, Section 2.10, 3.06, 4.11 and 9.05 of the Indenture).

(iii)                               Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)                              All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(h)                                 No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to

9

examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)                               Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount.  Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.

(iv)                              In connection with any exchange of beneficial interests in a Global Note that bears a Restricted Notes Legend for any Global Note that does not bear a Restricted Notes Legend in accordance with Section 2.3(e), if a Global Note that does not bear a Restricted Notes Legend is not then outstanding (or an insufficient principal amount of such Global Notes are outstanding to permit such exchange) and the Global Notes have not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, one or more new Global Note without the Restricted Notes Legend in the appropriate principal amounts.

Section 2.4                                    Definitive Notes.

(a)                                 A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) the Company, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under the Indenture. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.

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(b)                                 Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(f), bear the Restricted Notes Legend.

(c)                                  Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)                                 In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

11

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                     ]

ISIN [                     ](1)

[RULE 144A][REGULATION S][GLOBAL] NOTE

5.875% Senior Note due 2022

No.	[Up to][$ ]

MICRON TECHNOLOGY, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                                  U.S. Dollars] on February 15, 2022.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

(1)              Rule 144A Note CUSIP:  595112 AZ6

Rule 144A Note ISIN:  US595112AZ60

Regulation S Note CUSIP:  U5933L AA9

Regulation S Note ISIN:  USU5933LAA99

Unrestricted Note CUSIP:  595112 BA0

Unrestricted Note ISIN:  US595112BA01

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:  [                    ] [    ], 20[    ]

MICRON TECHNOLOGY, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

5.875% Senior Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      INTEREST.  Micron Technology, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.875% per annum from and including [February 10, 2014](2)[                  ](3) until but excluding maturity and shall pay Additional Interest, if any.  The Company shall pay interest semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”).  If any Interest Payment Date, redemption date or maturity date is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on such payment for the period after such payment was due to such next succeeding Business Day.  Interest on the Notes shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that the first Interest Payment Date shall be August 15, 2014.  The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest, including Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      METHOD OF PAYMENT.  The Company shall pay interest, including Additional Interest, if any, on the Notes to the Persons who are registered holders of Notes at the close of business on February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Principal of and premium, if any, and interest, including Additional Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, including Additional Interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, including Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which hold in excess of $5,000,000 in aggregate principal amount and shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to the Holders.  The Company is required to

(2) With respect to the Initial Notes.

(3) With respect to Notes other than the Initial Notes.  Fill in appropriate date.

maintain a Paying Agent in each place of payment for the Notes at all times.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                      INDENTURE.  The Company issued the Notes under an Indenture, dated as of February 10, 2014 (the “Indenture”), between the Company and the Trustee.  This Note is one of a duly authorized issue of notes of the Company designated as its 5.875% Senior Notes due 2022.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by specific incorporation from the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      REDEMPTION AND REPURCHASE; SATISFACTION, DISCHARGE AND DEFEASANCE.

The Notes are subject to optional redemption, and may be subject of an Offer to Purchase, as further described in the Indenture.  The Company shall not be required to make any mandatory redemption or mandatory sinking fund payments with respect to the Notes. The Notes are subject to satisfaction, discharge and defeasance as further described in the Indenture.

6.                                      DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed.

7.                                      PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

8.                                      AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9.                                      DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the Indenture.

10.                               AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.                               ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES.  In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 10, 2014 among the Company and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest.

12.                               GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

13.                               CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to the Company at the following address:

c/o Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632 100
Fax No.: (208) 368-4540
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $                   principal amount of Notes held in (check applicable space)          book-entry or            definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐                                    to the Company or subsidiary thereof; or

☐                                    to the Registrar for registration in the name of the Holder, without transfer; or

☐                                    pursuant to an effective registration statement under the Securities Act of 1933; or

☐                                    inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐                                    outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐                                    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐                                    pursuant to another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by
an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on
on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

SUPPLEMENTAL INDENTURE

Dated as of [•]

Among

MICRON TECHNOLOGY, INC.

[Guarantor]

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

5.875% SENIOR NOTES DUE 2022

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of [•], among Micron Technology, Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation or organization] (collectively “Undersigned”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of February 10, 2014 (the “Indenture”), relating to the Company’s 5.875% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Undersigned, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.             Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Guarantee. The Undersigned hereby agrees to become a party to the Indenture as a Guarantor as follows:

(a)         Subject to the provisions of this Supplemental Indenture, the Undersigned hereby irrevocably and unconditionally Guarantees on an unsecured unsubordinated basis, the full and punctual payment (whether at stated maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration, or otherwise) of the principal of, interest on and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture in respect of the Notes. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

(b)         The obligations of the Undersigned hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(i)      any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

(ii)               any modification or amendment of or supplement to the Indenture or any Note;

(iii)    any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

(iv)           the existence of any claim, set-off or other rights which the Undersigned may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(v)              any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(vi)           any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Undersigned’s obligations hereunder.

(c)          Except as otherwise provided in the Indenture, the Undersigned’s obligations hereunder will remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Undersigned’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

(d)         The Undersigned irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

(e)          Upon making any payment with respect to any obligation of the Company under this Article, the Undersigned will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Undersigned may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

(f)           If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Undersigned hereunder forthwith on demand by the Trustee or the Holders.

(g)          Notwithstanding anything to the contrary in this Supplemental Indenture, the Undersigned, and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Guarantee of the Undersigned not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Undersigned irrevocably agree that the obligations of the Undersigned under its Guarantee are limited to the maximum amount that would not render the Undersigned’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

3.             Enforceability. The execution of this Supplemental Indenture shall constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

4.             Notation not Required. Neither the Company nor the Undersigned shall be required to make a notation on the Notes to reflect the Guarantee or any release, termination or discharge thereof.

5.             Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.

6.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Undersigned and the Company.

9.             Successors. All agreements of the Undersigned in the Indenture, this Supplemental Indenture and the Guarantee shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

10.          No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

11.          Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Undersigned therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Undersigned in any case shall entitle the Undersigned to any other or further notice or demand in the same, similar or other circumstance.

12.          Confirmation of Indenture.  Except as supplemented and amended hereby, all provisions of the Indenture shall remain in full force and effect, and the Indenture is hereby affirmed and ratified.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MICRON TECHNOLOGY, INC., as Company
By:
Name:
Title:
[GUARANTOR]
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT C

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

c/o Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho  83716-9632 100
Fax No.: (208) 368-4540
Attention:  General Counsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[       ] principal amount of the 5.875% Senior Notes due 2022 (the “Notes”) of Micron Technology, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.             We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by: